                                                                     EXHIBIT 2.2

================================================================================
                         CLOSING STATEMENT INFORMATION
================================================================================

Property Name:          CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida

Seller:                 SOUTH ORANGE AVENUE ASSOCIATES,
                        an Illinois joint venture

Purchaser:              TRICONY ORLANDO, LTD
                        a Florida Limited partnership

Proration Date:         7/31/97

Proration as of:        11:59 PM, THURSDAY, JULY 31, 1997

Closing Date:           8/1/97

Closing as of:          FRIDAY, AUGUST 1, 1997

Tax Begin Date:         1/1/97

Tax End Date:           12/31/97

Month Begin Date        7/1/97

Month End Date          7/31/97

3:06 PM                                                                  8/15/97

                               CLOSING STATEMENT
             CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida

--------------------------------------------------------------------------------

SELLER:           SOUTH ORANGE AVENUE ASSOCIATES,
                  an Illinois joint venture

PURCHASER:        TRICONY ORLANDO, LTD.
                  a Florida limited partnership

PRORATION DATE:   11:59 PM, THURSDAY, JULY 31, 1997

CLOSING (FUNDING) FRIDAY, AUGUST 1, 1997

--------------------------------------------------------------------------------

                                                       CREDIT                CREDIT
                                                    PURCHASER                SELLER
                                           ------------------    ------------------
PURCHASE PRICE                                                        28,500,000.00

EARNEST MONEY (held by Rudnick & Wolfe)            500,000.00

INTEREST ON EARNEST MONEY                                 POC

PRO-RATE PROPERTY TAXES                            242,180.05
   [See Schedule A]

PRO-RATE JULY, 1997 LEASE CHARGES                        0.00
   [See Schedule D]

TENANT PREPAID RENTS                                92,332.03
   [See Schedule B]

PRO-RATE SERVICE CONTRACTS                                                   402.75
   [See Schedule C]

SECURITY DEPOSITS                                  103,008.40
   [See Schedule D]

TENANT IMPROVEMENTS/LEASING COMMISSIONS                                   16,244.26
   [See Schedule E]
                                           ------------------    ------------------
   SUBTOTALS                                       937,520.48         28,516,647.01

CASH AMOUNT DUE TO SELLER                       27,579,126.53
                                           ------------------    ------------------

   TOTAL CREDITS                                28,516,647.01         28,516,647.01
                                           ==================    ==================

NOTES:
------

[1] All real estate taxes, personal property taxes and assessments relating to the Property are to be reprorated or prorated pursuant to Section IV (C)(iv) of the contract.

[2] Utility payments shall be directed to the parties for their respective periods of ownership based upon meter reads order the day before the Closing Date.

[3] Seller agrees to pay all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at Closing and relate to periods prior to and including July 31, 1997, or which relate to periods after Closing to the extent Seller received a credit from Purchaser at Closing.

[4] Interest earned on the Earnest Money Deposit shall be returned directly to Purchaser.

APPROVED:  SELLER                              APPROVED:  PURCHASER

SOUTH ORANGE AVENUE ASSOCIATES,                TRICONY ORLANDO, LTD.
an Illinois joint venture                      a Florida limited
                                               partnership
By: FIRST CAPITAL INCOME PROPERTIES, LTD.
    -SERIES IX, a Florida limited              By:  TRICONY ORLANDO CORP.,
     partnership                                    it's General Partner

    By: FIRST CAPITAL FINANCIAL CORPORATION    By:
        a Florida corporation, its general           ---------------------------
         partner                               Name:
                                                     ---------------------------
        By:                                    Its:
              -----------------------------          ---------------------------
        Name:
              -----------------------------
        Its:
              -----------------------------

By: FC SERIES IX, INC.,  an Illinois
    corporation

        By:
              -----------------------------
        Name:
              -----------------------------
        Its:
              -----------------------------

--------------------------------------------------------------------------------
             CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida

                          SOURCES AND USES STATEMENT
--------------------------------------------------------------------------------

                         PURCHASER'S SOURCES AND USES:
                         ----------------------------

BALANCE OF CASH TO BE FUNDED BY PURCHASER                                                   27,579,126.53
                                                                                            -------------
ADDITIONAL CASH OUTLAYS BY PURCHASER:

        CHICAGO TITLE INSURANCE COMPANY
                Title Insurance Policy Endorsements (100%)
                        Survey Endorsement                                           100.00
                        Florida Form 9 Endorsement                                 7,395.00
                Simultaneously issued loan policy                                     25.00
                Closing Fees (50%)                                                   125.00
                Survey                                                                  POC
                Record Deed                                                           28.50
                Record Affidavit of Partnership                                       15.00

        PURCHASER'S CLOSING COSTS                                                                7,688.50
                                                                                            -------------
TOTAL CASH OUTLAY BY PURCHASER                                                              27,586,815.03
                                                                                            =============
---------------------------------------------------------------------------------------------------------

                                SELLER'S SOURCES AND USES:
                                --------------------------

EARNEST MONEY                                                                                  500,000.00
CASH AMOUNT DUE TO SELLER                                                                   27,579,126.53
                                                                                            -------------
TOTAL SELLER'S SOURCES                                                                      28,079,126.53
                                                                                            -------------
ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

        CHICAGO TITLE INSURANCE COMPANY
                Owner's Policy                                                    73,700.00
                Doc Stamps                                                       199,500.00
                Closing Fees (50%)                                                   125.00
                Record Partnership Affidavit                                          15.00
                                                                                               273,340.00
BROKER COMMISSION TO PIZZUTI REALTY, INC.                                                      427,500.00
                                                                                            -------------
TOTAL CASH OUTLAY BY SELLER                                                                    700,840.00
                                                                                            -------------

BALANCE TO SELLER                                                                           27,378,286.53
                                                                                            =============


                                  SCHEDULE A

----------------------------------------------------------------------------------------

        CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida
        PRO-RATE 1997 PROPERTY TAXES
        PRORATION MADE AS OF:      11:59 PM, THURSDAY, JULY 31, 1997

----------------------------------------------------------------------------------------


        ACTUAL CALENDAR YEAR 1996 REAL ESTATE TAXES
        -------------------------------------------
        #26-22-29-7352-22100
        --------------------
        Real Estate                                                            24,166.18
        Real Estate                                                           392,505.25
        Tangible Personal Property                                                289.50
                                                                              ----------
                                                                              416,960.93

        ESTIMATED 1997 TAXES                                                  416,960.93

        PURCHASER'S PRORATA SHARE OF 1997 TAXES         153/365                   41.918%
                                                                              ----------

        PURCHASER'S SHARE OF 1997 TAXES                                       174,780.88
        SELLER'S SHARE OF 1997 TAXES                                          242,180.05

        CREDIT DUE TO PURCHASER (SELLER):                                     242,180.05
                                                                              ==========


[1] Purchaser and Seller will reprorate the 1997 real estate taxes after actual bills are received and paid.

                                  SCHEDULE B

--------------------------------------------------------------------------------

        CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida
        TENANT PREPAID RENTS
        PRORATION MADE AS OF:   11:59 PM, THURSDAY, JULY 31, 1997

--------------------------------------------------------------------------------


                                                                       AMOUNT
        SUITE #         TENANT NAME                                    PREPAID

        ------------------------------------------------------------------------
                Prepaid Rent:

                        Charles Schwab                                596.17
                        Federal National Mortgage Association       2,795.69
                        Legg Mason                                  6,906.38
                        Muller, Mintx, Kornreich, et al             6,825.10
                        Open University                             3,547.38
                        Pilot Group                                 1,514.00
                        Smith  & MacKinnon                         13,473.22
                        Suntrust                                    4,384.77
                        ANI Onsite Development                      5,915.00
                        Central Florida Community Reinvestment      2,372.56
                        Opus South                                  2,782.49
                        Intemedia Communications                      100.49
                        Continental Airlines                           77.58
                        Wolf & Wolf International, Inc.             1,000.00
                        Citrus Club                                38,758.74
                        The Randall Company                         1,282.46
                                                                   ---------

                                        CREDIT TO PURCHASER        92,332.03
                                                                   =========

                                  SCHEDULE C

-------------------------------------------------------------------------------------------------

CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida
RECURRING PAYABLES PRORATION
PRORATION MADE AS OF:                11:59 PM, THURSDAY, JULY 31, 1997

-------------------------------------------------------------------------------------------------

        SERVICE CONTRACTS

                                                                                       CREDIT DUE
                                                        BILLING PERIOD    # of DAYS    PURCHASER
VENDOR NAME                           PAYMENT         BEGIN        END       CREDIT    or (SELLER)
-------------------------------------------------------------------------------------------------

PAID BY SELLER
--------------

Entergy Alarm                            (150.45)     07/01/97 09/30/97       61          (99.75)
Executone                                (143.10)     08/01/97 10/30/97       91         (143.10)
Nextel                                   (359.52)     07/15/97 10/14/97       75         (293.09)
Plantscape House, Inc.                   (398.51)     07/01/97 07/31/97        0            0.00
State of FL, Dept. of Bus (elev. cert)   (350.00)     07/01/97 06/30/98      334         (320.27)
Waste Management(compactor rental)       (219.42)     07/09/97 08/08/97        8          (56.62)
Wayne Automatic Fire Sprinklers, Inc.    (300.00)     06/01/97 09/01/97       32         (103.23)

                                                                                    ------------
                                           CREDIT TO/ DUE PURCHASER (SELLER)           (1,016.06)
                                                                                    ------------


PAYABLE BY PURCHASER
--------------------

Guard Technologies (Uniformed Security) 1,017.07      07/28/97 08/03/97        4          581.18
Motorola                                  166.00      07/14/97 10/14/97       18           32.13

                                           CREDIT TO/DUE PURCHASER (SELLER)               613.31
                                                                                    ------------

                                           TOTAL CREDIT TO DUE PURCHASER (SELLER)        (402.75)
                                                                                    ============


                                                   SCHEDULE D
----------------------------------------------------------------------------------------------------------------

CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida
RENTAL CHARGE, DEPOSIT RECONCILIATION, AND DELINQUENCY SCHEDULE
PRORATION MADE AS OF:         11:59 PM, THURSDAY, JULY 31, 1997

----------------------------------------------------------------------------------------------------------------

                                                                JULY           JULY          JULY
                                               TENANT        MONTHLY     ESCALATION         OTHER          TOTAL
TENANT                                       DEPOSITS           RENT        CHARGES        INCOME        CHARGES
----------------------------------------------------------------------------------------------------------------
Akerman, Senterfitt & Eidson                               67,577.71       2,186.43      5,356.80      75,120.94
Allen, Dyer, Doppelt, et al                 11,462.66      11,779.35         514.74        737.64      13,031.73
ANI Site Development (antenna)                                   -              -        5,915.00       5,915.00
Bennett & Company, Inc. (1)                  2,828.62       2,946.81          10.35        177.43       3,134.59
Bosley Medical Institute                     2,233.32       2,233.33            -          134.00       2,367.33
Brownlee, Hoffman & Jacobs, PA               6,015.23       6,347.56          77.87        385.52       6,810.95
Carlton, Fields, Ward, et al                               15,106.67      12,098.24      4,330.26      31,535.17
Central Florida Community Reinvet.           1,790.90       2,209.50          28.76        134.30       2,372.56
Charles Schwab & Co., Inc.                                  4,037.10       2,277.49        378.80       6,693.39
Citrus Club                                       -        20,239.09       5,077.63     18,787.17      44,103.89
Computer Professionals, Inc.                                1,361.29          17.23         82.71       1,461.23
Continental Airlines                                        1,961.38          69.16         41.44       2,071.98
Corporex Development Services                3,094.54            -              -             -              -
Federal National Mortgage Assoc.                            2,762.50          33.19           -         2,795.69
Florida Travel Center, Inc.                  1,440.13       1,440.13            -           86.41       1,526.54
Hanson & Hanson, P.A.                        2,366.71       2,833.88          89.10        175.38       3,098.36
ICC Capital Management                       4,122.98       4,122.98          52.93        462.56       4,638.47
Intermedia Communications                                     500.00            -           30.00         530.00
Investment Counsel Company                   8,009.53       7,161.00         244.34        444.32       7,849.66
Juris Corporation (3)                        2,194.58       2,237.13           7.99        604.44       2,849.56
Legal Copies International                                  2,167.50          22.57        131.40       2,321.47
Legg Mason                                   1,788.79       6,440.00          75.45        390.93       6,906.38
Mathews, Railey et al                             -        12,660.29          42.61        797.51      13,500.41
Matonis, MacDermott & Co.                    4,000.00      11,807.92         424.32        733.94      12,966.18
Muller, Mintz, Kornreich, et al                             6,495.04          82.26        394.64       6,971.94
Mutural of New York                                         9,787.17         362.68        608.99      10,758.84
Open University                             20,000.00      18,618.17          91.80      1,122.60      19,832.57
Opus South Corporation                       1,910.78       1,911.88          57.60        118.17       2,087.65
Park Place Cleaners                                         1,424.25          38.68         87.78       1,550.71
Pilot Group, L.C.                            1,277.50       1,423.50           4.80         85.70       1,514.00
Pizzuti Realty                               7,987.36      19,677.11         615.03      1,217.53      21,509.67
The Randall Company                                         1,196.83          13.04         72.59       1,282.46
Republic Bank                                              19,488.75            -        2,422.19      21,910.94
Shores & Company, P.A.                       3,466.31       5,537.02         185.53        343.35       6,065.90
Smith & MacKinnon                                          12,620.83          89.75        762.64      13,473.22
Stanton & Gasdick                                           3,287.66         132.39        205.20       3,625.25
Suntrust                                                    5,000.00            -          300.00       5,300.00
Suzerain Group                                              2,634.80          77.63        162.75       2,875.18
Swalstead Jewelers                                          1,702.08            -          288.97       1,991.05
Terry & Frazier, P.A.                                       3,083.33          10.97        185.66       3,279.96
Treats International                         1,199.25       1,457.55            -          178.80       1,636.35
U.S. Golf Communities, Inc.(2)                              2,914.50          86.27        180.05       3,180.82
Williams, McGuire, Bragg, et al              4,075.56       4,342.81          16.06        261.53       4,620.40
Wilson & Schmidt                             7,743.65       4,699.75            -          281.99       4,981.74
Wolf & Wolf International, Inc.              4,000.00       1,243.75          15.54         75.56       1,334.85
                                           ---------------------------------------------------------------------

                                           103,008.40     318,479.90      25,230.43     49,674.65     393,384.98

----------------------------------------------------------------------------------------------------------------
                                                                               JULY
                                                                PR'S        & PRIOR         TOTAL          TOTAL
                                              CHARGES        PRORATA        BALANCE          SR'S           PR'S
TENANT                                           PAID          SHARE            O/S     SHARE O/S      SHARE O/S
----------------------------------------------------------------------------------------------------------------
Akerman, Senterfitt & Eidson                75,120.94            -         1,521.05      1.521.05            -
Allen, Dyer, Doppelt, et al                 13,031.73            -              -             -              -
ANI Site Development (antenna)               5,915.00                           -             -              -
Bennett & Company, Inc. (1)                  3,134.59            -              -             -              -
Bosley Medical Institute                     2,367.33            -           265.00        265.00            -
Brownlee, Hoffman & Jacobs, PA               6,810.95            -              -             -              -
Carlton, Fields, Ward, et al                31,535.17            -            10.60         10.60            -
Central Florida Community Reinvet.           2,372.56            -              -             -              -
Charles Schwab & Co., Inc.                   6,693.39            -              -             -              -
Citrus Club                                 44,103.89            -              -             -              -
Computer Professionals, Inc.                 1,461.23            -           143.29        143.29            -
Continental Airlines                         2,149.06            -              -             -              -
Corporex Development Services                     -              -              -             -              -
Federal National Mortgage Assoc.             2,795.69            -              -             -              -
Florida Travel Center, Inc.                  1,526.54            -              -             -              -
Hanson & Hanson, P.A.                        3,098.36            -              -             -              -
ICC Capital Management                       4,638.47            -              -             -              -
Intermedia Communications                      530.00            -              -             -              -
Investment Counsel Company                   7,849.66            -              -             -              -
Juris Corporation (3)                        2,849.56            -              -             -              -
Legal Copies International                     316.37            -         4,398.77      4,398.77            -
Legg Mason                                   6,906.38            -              -             -              -
Mathews, Railey et al                       13,500.41            -             0.14          0.14            -
Matonis, MacDermott & Co.                   12,966.18            -              -             -              -
Muller, Mintz, Kornreich, et al              6,971.94            -              -             -              -
Mutural of New York                         10,758.84            -              -             -              -
Open University                             19,832.57            -              -             -              -
Opus South Corporation                       2,087.65            -              -             -              -
Park Place Cleaners                          1,550.71            -              -             -              -
Pilot Group, L.C.                            1,514.00            -              -             -              -
Pizzuti Realty                              21,509.67            -           103.88        103.88            -
The Randall Company                          1,282.46            -              -             -              -
Republic Bank                               21,910.94            -              -             -              -
Shores & Company, P.A.                       6,065.90            -         3,624.14      3,624.14            -
Smith & MacKinnon                           13,473.22            -              -             -              -
Stanton & Gasdick                            3,625.25            -              -             -              -
Suntrust                                     5,300.00            -           915.23        915.23            -
Suzerain Group                               2,875.18            -            82.29         82.29            -
Swalstead Jewelers                           1,991.05            -              -             -              -
Terry & Frazier, P.A.                        3,279.96            -              -             -              -
Treats International                         1,636.35            -           291.32        291.32            -
U.S. Golf Communities, Inc.(2)               3,180.82            -              -             -              -
Williams, McGuire, Bragg, et al              4,620.40            -              -             -              -
Wilson & Schmidt                             4,981.74            -              -             -              -
Wolf & Wolf International, Inc.              1,334.85            -              -             -              -
                                           ---------------------------------------------------------------------

                                           391,456.96              -      11,355.71     11,355.71            -

NOTES:
------
(1)  Tenant also has a letter of credit in addition to the security deposit.

(2)  Tenant has a letter of credit in lieu of a security deposit.

(3)  Promissory Note of $498.80 is 100% Seller's.



                                  SCHEDULE E

------------------------------------------------------------------------------------------------

CITRUS CENTER, 255 S. Orange Avenue, Orlando Florida
TENANT IMPROVEMENT /  LEASING COMMISSIONS
PRORATION MADE AS OF :          11:59 PM, THURSDAY, JULY 31, 1997

------------------------------------------------------------------------------------------------

                                                                                   AMOUNT DUE
TENANT                                                                             TO SELLER
------------------------------------------------------------------------------------------------
Pizzutti Realty of Florida - 3rd Amendment refurbishment (Seller Share:  100%)    $ (7,081.00)
Pizzutti Realty of Florida - 4th Amendment refurbishment (Seller Share:  100%)    $ (2,728.00)
Florida Travel Center, Inc. LC (Purchaser share:  1065/1126 days x $2,174.94)     $  2,057.11
The Randall Company LC (Purchaser share:  304/365 x $287.24)                      $    239.24
Investment Counsel Company LC (Purchaser share: 1,826/1,1826 x $18,207)           $ 18,207.00
Investment Counsel Company TI (Purchaser share: 1,826/1,1826 x $40,460)/1/        $         -
Opus South LC (Purchaser share: 1,096/1,096 x $1,691.19)                          $  1,691.19
Opus South TI (Purchaser share: 1,096/1,096 x $2,835)/1/                          $         -
Corporex Development TI (Seller share: 31/1096 days x 8,000.00)/1/                $   (226.28)
Corporex Development LC (Purchaser share: 1065/1096 days x $4,203.90)             $  4,084.99
                                                                                  -----------
                                                                                  $ 16,244.26
                                                                                  ===========

Notes:
/1/  These costs are to be paid by Purchaser after Closing